POULTON & YORDAN
                             ATTORNEYS AT LAW

                   136 EAST SOUTH TEMPLE, SUITE 1700-A
                        SALT LAKE CITY, UTAH 84111

Richard T. Ludlow                                 Telephone: (801) 355-1341
                                                        Fax: (801) 355-2990

                               July 26, 2002


Ilona Klausgaard
Instant Agents
Apartado Correos 612
E-11300
La Linea (Cadiz)
Spain

I. Vippach
Geo Traders
802 St. James Court
St. Denis Street
Port Louis, Maritius

Henrick Klausgaard
Quentin Corporation
Don House Suite 34
30-38 Main Street
Gibraltar

Edward J. Toscano
120 Olive Street
Huntington Station
New York, New York 11746

Johnathan Berlin
110 Bedford Street apt. 4a
New York, New York 10014

Anthony O'Donnell
41 Avenue G
Monroe Township, New Jersey 08831


Re: Issuance of compensatory shares of common stock of Rescon Technology Corporation, a Nevada corporation (the "Company") to Ilona Klausgaard,
     I. Vippach, Henirck Klausgaard, Edward J. Toscano, Johnathan Berlin and Anthony O'Donnell consultants, to be registered on Form S-8 of the Securities and Exchange Commission

Gentlemen:

     I represent the Company in connection with the foregoing and have been engaged to prepare a Registration Statement on Form S-8 of the Securities and Exchange Commission for the registration of the securities to be issued to you under a written Consulting Agreement, a copy of which is attached hereto.

     I have prepared a brief memorandum of the most recent amendments by the Securities and Exchange Commission to Form S-8, and have enclosed a copy for your review. Please review this memorandum and if true and correct, sign the enclosed representation letter I have prepared based upon our discussions.

     Copies of the Company's 10-KSB Annual Report for the year ended August 31, 2001, and all other reports filed by the Company with the Securities and Exchange Commission for the past twelve months can be accessed on the website of the Securities and Exchange Commission at www.sec.go in the Edgar Archives. If you do not have access to the internet, please advise me in writing and copies will be provided to you.


                                     Very truly yours,

                                     POULTON & YORDAN



                                     Richard T. Ludlow
                                     Attorney at Law

Enclosures
cc: Rescon Technology Corporation